EXHIBIT 10.4


BANK OF SCOTLAND                                      BIRMINGHAM BUSINESS CENTRE
                                                      55 Temple Row
                                                      Birmingham
                                                      B2 5LS

                                                      Telephone    0121 255 2600
PRIVATE AND CONFIDENTIAL                              Fax          0121 255 2504
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The Directors,                                        Direct Line  0121 255 2533
INVU Services Ltd.,
The Berne
Blisworth Hill Farm,
Stoke Road,
Blisworth,
Northants, NN73DB

                               19th October, 2001

Overdraft Facility

The Bank is pleased to offer an overdraft facility to the undernoted Borrower on the following terms and conditions ("this Offer"):

1.      Main Financial Provisions

        1.1.     Name and Address of each Borrower:

                  INVU Services Ltd.           INVU International Holdings Ltd.          INVU Plc
                  The Berne,                   The Berne,                                The Berne,
                  Blisworth Hill Farm,         Blisworth Hill Farm,                      Blisworth Hill Farm
                  Stoke Road,                  Stoke Road,                               Stoke Road,
                  Blisworth,                   Blisworth,                                Blisworth,
                  Northants, NN7 3DB.          Northants, NN7 3DB.                       Northants, NN7 3DB.


         Where there is more than one Borrower any reference to "the Borrower" shall mean and include each of the above and their obligations under this facility shall be joint and several.

1.2.     Overdraft limit:  (pound)200,000
         Business Visa     (pound) 10,000

1.3. An Arrangement Fee of (pound)2,000 is payable on acceptance of this Offer. Bank charges in relation to the facility will also be payable in accordance with the Bank's tariff issued to the Borrower from time to time.

1.4. The expression "the Cleared Debit Balance" is used in the following paragraphs. It means, at any time, the amount due to the Bank by the Borrower on any applicable account, ignoring any payments which are not "cleared funds". The expression "cleared funds" means cash and other payments into an applicable account but not including cheques until the Bank has actually received payment from another bank.

1.5. All overdrafts are repayable on demand, so the Borrower must immediately pay the Bank the Cleared Debit Balance on the Borrower's account(s) (plus interest and charges accrued but not yet added), whenever the Bank requires the Borrower to do so. The facility will cease to be available as from the date of any such demand. Please note that in some circumstances the Bank may demand payment before the Review Date given in paragraph 1.6 below, this may happen if the Bank considers that:

         (a) any of the terms or conditions of the facility have been breached; or

         (b) the financial condition of the Borrower has altered in any way; or

         (c)      the   facility  was  agreed  on  the  basis  of  incorrect  or
                  incomplete information from the Borrower; or

         (d) the basis upon which the facility was agreed by the Bank has altered in any material way.

1.6. The Bank will review the facility on 30th September, 2002 (the "Review Date"); the facility will cease to be available at that date at the latest (unless before then the Bank has specifically agreed to renew or extend the facility).

1.7. Interest will be calculated by the Bank on a day-to-day basis on the Cleared Debit Balance on the Borrower's account(s). Interest accruing will be applied to the Borrower's account(s) monthly. A notice of the accrued interest will be issued each month and interest applied 14 days after the date of the notice. The interest rate will be 2% per annum over the Bank's Base Rate, as fluctuating from time to time.

1.8. The Bank's Base Rate at the date of this Offer is 4.5% per annum. Changes are notified in national newspapers and all the Bank's Branches.

1.9. The Borrower must at all time provide sufficient funds to ensure that the Cleared Debit Balance on the Borrower's account(s) never exceeds the overdraft limit set out in 1.2 above (unless the Bank otherwise agrees).

1.10. The Borrower must not exceed the overdraft limit specified in this Offer, and the Bank may refuse to pay a cheque (or allow any other payment or withdrawal) which would have that effect. If the Bank does pay such a cheque or allows such payment or withdrawal, that does not mean that the overdraft limit has changed, or that the Bank will agree to pay any other cheque or meet any other payment instruction which would have the effect of exceeding that limit. Unless otherwise agreed by the Bank, any debit balance of the facility over the agreed limit and, where the facility has ceased to be available (whether on the Review Date or by earlier demand) the total debit balance of the facility, will attract interest at the Bank's unauthorised rate, which will be 4% per annum over the Bank's Base Rate, as fluctuating from time to time.

1.11. As from the date on which the facility is made available by the Bank, the Borrower ceases to be entitled to use any overdraft facility previously made available by the Bank.

2.       Use of Facility

         The facility may be used only for working capital purposes.

         Where the facility is to be used for the purchase of an asset (or assets) or property then any proceeds of sale of such asset (or assets) or property shall be paid to the Bank in reduction or repayment of the facility.

3.       Financial Information

         Throughout  the  period  the  facility  is  available   (including  any
         extension of the facility) the Borrower must provide the Bank with the following financial information in relation to the Borrower.

                  Annual audited financial statements, within seven months after the end of the financial year to which they relate;

                  Quarterly management accounts, within six weeks after the end of the period to which they relate.

4.       EMU Compliance

         If the introduction of, changeover to or operation of a single or unified European currency results in:

         (1) the currency in which the facility is provided changing or being replaced or the Bank (in its reasonable opinion) requiring to amend either this facility letter or the Security due to changes in price sources for any European Union member state national currency or the ECU or market conventions relating to the calculation of interest; and/or

         (2) the Bank incurring an additional or increased cost in relation to its providing the facility;

         then the Borrower agrees that in the case of (1) above, it will permit the facility letter and/or the Security to be amended to the extent necessary (in the Bank's reasonable opinion) to reflect those changed circumstances and in the case of (2) above, to indemnify the Bank in respect of that additional or increased cost.

5.       Additional Conditions

         Conditions Precedent

         Satisfactory references to be obtained on Vertical Investments Ltd.

         Overdraft facilities available on a "group" basis.

         The Bank agrees with the Borrower(s) that the Borrower(s) may operate a number of bank accounts on which the facility may be drawn. For the purpose of ascertaining compliance with the facility and the Overdraft limit the Bank shall notionally set off the credit balances of the Borrower(s) account(s) against the debit balances of the Borrower(s) account(s) and the Bank shall be entitled to refuse to pay any cheques, orders or withdrawals on any one or more of the Borrower(s) accounts where such payments would result in the Overdraft limit (taking into account the amounts notionally offset) being exceeded. The Bank may exercise its legal right to actually offset creditor balances against any debtor balances of the Borrower(s) account(s) at any time.

6.       Security

         The following security already held by the Bank shall be available as security for the amounts owing to the Bank under this Offer (as well as for any other amounts covered by that security):

         Mortgage Debentures dated 19th July, 2000 over the assets of INVU Services Ltd., INVU plc and INVU International Holdings Ltd. - Priority limited to (pound)800,000 plus interest and charges.

         Corporate Cross Guarantees between all the above companies.

         Corporate Guarantee for (pound)800,000 from Vertical Investments Ltd. guaranteeing all liabilities of INVU Services Ltd.

         Any security which may subsequently be held by the Bank shall be available to secure the amounts owing to the Bank under this Offer and all other sums due to the Bank, to the full extent that the terms of such security permit.

         A charge of (pound)Nil will be made to cover the Bank's security administration costs and will be debited on acceptance of this Offer. This is in addition to the costs and expenses of any firm of solicitors employed by the Bank to complete the documentation and procedures for the above security requirements which will be paid by the Borrower.

7.       Time Limit for Acceptance of Offer

         To accept this Offer, each Borrower named in paragraph 1.1. should please sign below where indicated, and the completed Offer should be returned to the Bank at the above address within one calendar month from the date of this Offer. A duplicate of this Offer is enclosed for the Borrower to keep. Where the Borrower does not return this Offer indicating acceptance, then, this Offer will nevertheless be deemed to be accepted should the Borrower proceed to use the facility within or after that one month period, and any drawing shall be deemed to be a drawing under this Offer as opposed to under any previous facility. Where there is more than one Borrower, then (unless the Bank agrees otherwise) deemed acceptance of this Offer shall apply only to each Borrower using the facility within or after that one month period.

You should consult your lawyer, accountant or other independent professional advisor before entering into this agreement.





   /s/                                      Date of Offer:
------------------------------------
For and on behalf of the Bank

I/We accept the above Offer.

Signed:   /s/ David Morgan                  Date of signing:   29th October 2001
        ----------------------------                        --------------------









For and on behalf of INVU Services Ltd.              /s/ David Morgan
                                            ------------------------------------

For and on behalf of INVU International
Holdings Ltd.                                       /s/ David Morgan
                                            ------------------------------------

For and on behalf of INVU Plc.                       /s/ David Morgan
                                            ------------------------------------


                                            Address
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Date
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Note:  Witnesses are not needed where the Borrower is a Company